UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2007, the Board of Directors (the “Board”) of Montpelier Re Holdings Ltd. (the “Company”) undertook the following actions:

The Board approved a new two-year Service Agreement among the Company and its Chairman and Chief Executive Officer, Anthony Taylor, which becomes effective January 1, 2008. The new Service Agreement provides, among other things, for Mr. Taylor to relinquish the role of Chief Executive Officer of the Company on or after June 30, 2008, at which time he will step up to the role of Executive Chairman. Mr. Taylor’s Service Agreement is filed herewith as Exhibit 10.1 to this Form 8-K.

The Board appointed Christopher L. Harris, the Company’s Chief Underwriting and Risk Officer, to the role of President of the Company, effective January 1, 2008. In connection with Mr. Harris’ increased responsibilities as President of the Company, on January 1, 2008, his salary will be increased to $500,000 per year. Mr. Harris was also awarded a one-time grant of 50,000 Restricted Share Units (“RSUs”) under the Montpelier Re Holdings Ltd. 2007 Long-Term Incentive Plan (the “Incentive Plan”), with effect from January 1, 2008. The RSUs granted to Mr. Harris by the Board constitute phantom restricted shares which will vest ratably in five equal annual tranches based on continuous service and are payable in the Company’s common shares at the end of the RSU term.

The Board appointed Thomas G.S. Busher, a director and the Company’s Chief Operating Officer, to the role of Deputy Chairman of the Company, in addition to his current responsibilities, effective January 1, 2008. In connection with Mr. Busher’s increased responsibilities as Deputy Chairman of the Company, on January 1, 2008, his salary will be increased to $500,000 per year. Mr. Busher was also awarded a one-time grant of 50,000 RSUs under the Incentive Plan by the Board with the same terms and conditions as Mr. Harris’ award, with effect from January 1, 2008.

The press release issued by the Company on November 21, 2007, announcing Mr. Taylor’s Service Agreement and the Company’s recent executive officer appointments is furnished herewith as Exhibit 99.1 to this Form 8-K.

The Board approved a one-time grant of 5,000 RSUs to its non-management directors under the Incentive Plan. The RSU awards are expected to be made at the Board’s next meeting, currently scheduled for February 28, 2008. The RSUs to be granted to the directors will constitute phantom restricted shares which vest ratably in four equal annual tranches based on continuous service and are payable in the Company’s common shares at the end of the RSU term. Future non-management directors will also receive one-time grants of 5,000 RSUs upon their appointment to the Company’s Board.

In addition to the actions taken by the Board, on November 20, 2007, the Company realigned its organizational structure so that Neil W. Greenspan, the Company’s Chief Accounting Officer, now reports directly to Michael S. Paquette, the Company’s Controller. Mr. Greenspan previously reported directly to the Company’s Chief Financial Officer, Kernan V. Oberting. Mr. Greenspan will continue as Chief Accounting Officer of the Company, but in light of the Company’s revised organizational structure, Mr. Paquette now serves as the Company’s principal accounting officer.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Service Agreement among Anthony Taylor and the Company dated November 20, 2007.

99.1	Text of Press Release dated November 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

November 21, 2007	By:	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Service Agreement among Anthony Taylor and the Company dated November 20, 2007.

99.1	Text of Press Release dated November 21, 2007.